UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2016

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-9881 (Commission File Number)	54-1162807 (IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2016, Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), entered into a First Amendment to Credit Agreement (the “First Amendment”) with CoBank, ACB, as administrative agent (the “Administrative Agent”), and the various financial institutions party thereto (the “Lenders”), which amends certain provisions of the Credit Agreement, dated as of December 18, 2015 (the “Credit Agreement”), by and among the Company, the Administrative Agent and the Lenders.

Among other things, the First Amendment modifies the Credit Agreement by (i) attaching a form of Consent and Agreement to the Credit Agreement as Exhibit P, the execution of which is a condition to the extension of credit to the Company under the Credit Agreement, and (ii) amending the definitions of “Consolidated EBITDA” and “Permitted Liens,” each as set forth in the First Amendment.

The Administrative Agent and many of the Lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.  The Credit Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on December  24, 2015.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.50
First Amendment to Credit Agreement, dated as of March 29, 2016, by and among Shenandoah Telecommunications Company, as Borrower, CoBank, ACB, as Administrative Agent, and various other lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016
SHENANDOAH TELECOMMUNICATIONS COMPANY

	By:	/s/ Adele M. Skolits
	Name:	Adele M. Skolits
	Title:	Vice President – Finance and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.50
First Amendment to Credit Agreement, dated as of March 29, 2016, by and among Shenandoah Telecommunications Company, as Borrower, CoBank, ACB, as Administrative Agent, and various other lenders named therein.